UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

KLDiscovery Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38789	61-1898603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8201 Greensboro Drive Suite 300
McLean, Virginia		22102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 703 288-3380

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Though not subject to Section 16 of the Securities Exchange Act of 1934, Christopher Weiler, the Chief Executive Officer of KLDiscovery Inc. (the “Company”) and Krystina Jones, Executive Vice-President, Sales and Marketing, have elected to voluntarily disclose the following information regarding their purchases of the Company’s common stock during June and August 2022:

Date of Transaction for Mr. Weiler	Type of Transaction[1]	Number of Shares	Price Per Share	Ownership	Shares Beneficially Owned Following Transaction

June 13, 2022	Purchase	200	$5.00	Direct	1,488,623
June 13, 2022	Purchase	100	$5.00	Direct	1,488,723
June 14, 2022	Purchase	100	$5.00	Direct	1,488,823
June 14, 2022	Purchase	100	$5.49	Direct	1,488,923
June 15, 2022 August 16, 2022 August 16, 2022 August 22, 2022	Purchase Purchase Purchase Purchase	200 300 300 150	$7.00 $4.50 $4.00 $5.00	Direct Direct Direct Direct	1,489,123 1,489,423 1,489,723 1,489,873
Date of Transaction for Ms. Jones	Type of Transaction[1]	Number of Shares	Price Per Share	Ownership	Shares Beneficially Owned Following Transaction

June 16, 2022	Purchase	1,000	$7.00	Direct	210,777

1 These transactions represent open market purchases of the Company’s common stock.

The furnishing of this information is not an admission as to its materiality. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updates may be made through the filing of other reports or documents with the SEC, or through other public disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KLDiscovery Inc.

Date:	August 30, 2022	By:	/s/ Christopher J. Weiler
Name: Christopher J. Weiler Title: Chief Executive Officer